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Exhibit 5.2

CONSENT OF MACLEOD DIXON LLP

        We hereby consent to the reference to our opinions under "Canadian Federal Income Tax Considerations" and "Eligibility for Investment" and the reference of our name in the sections "Legal Matters" and "Interest of Experts" in the Registration Statement on Form F-10 of Banro Corporation filed on September 2, 2008. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Toronto, Canada September 2, 2008	/s/ MACLEOD DIXON LLP Macleod Dixon LLP

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  Exhibit 5.2
CONSENT OF MACLEOD DIXON LLP